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                                                           EXHIBIT 99.B6(ii)


                                                           AMENDED 06/12/96

                                   BYLAWS OF

                         SENTRY LIFE INSURANCE COMPANY


                                   ARTICLE I
                             MEMBERS OF THE COMPANY


SECTION 1                   QUALIFICATIONS OF MEMBERSHIP

The owners of stock (hereinafter referred to as stockholders), the ownership of which has been recorded and acknowledged as required by law, and they only shall be members of the corporation. No certificate shall be issued evidencing ownership of a fractional share of stock.

A natural person, corporation, association, partnership or trust may be a stockholder. A corporation, association, partnership or trust, if a stockholder, may authorize in writing any person to vote and act in its behalf at any meeting of the stockholders. Until the Company shall have received written notice to the contrary from a corporation, association, partnership or trust, or until some other person shall have been authorized in writing to represent the corporation, association, partnership or trust and the Company shall have received written notice thereof, the Company may conclusively assume that any officer of such corporation or association, or member of such partnership, or trustee of such trust, is the duly authorized representative of such corporation, association, partnership or trust and entitled to vote and act on its behalf at any meeting of the stockholders.

Stock held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver, or assignee for creditors may be voted by him, either in person or by proxy, without a transfer of such stock to his name provided that his holding of such stock is recorded and acknowledged as provided by law.

A stockholder whose stock is pledged shall be entitled to vote such stock until the stock has been transferred into the name of the pledgee and recorded and acknowledged as provided by law, and thereafter, the pledgee shall be entitled to vote the stock so transferred.


SECTION 2                ANNUAL MEETING OF THE STOCKHOLDERS

The regular annual meeting of the stockholders shall be held at the Home Office of the Company in the City of Stevens Point, Wisconsin, on the third Wednesday of April of each year at 10:00 a.m. At such meeting, the stockholders shall elect Directors and transact such other business as may lawfully come before them.
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SECTION 3                SPECIAL MEETINGS OF STOCKHOLDERS

Special meetings of the stockholders may be called by the Chairman of the Board, the President, any two directors of the Company or the holders of at least 10% of the outstanding shares of the Company. The person or persons calling a special meeting may designate any place, either within or without the State of Wisconsin, as the place of meeting.


SECTION 4                NOTICE OF MEETINGS OF STOCKHOLDERS

Written notice stating the place, day and hour of the meeting and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the Secretary to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Company, with postage thereon prepaid.


SECTION 5                          QUORUM

A quorum shall be required for the transaction of business at any meeting of the stockholders. At least one-third of the shares, entitled to vote, represented in person or by proxy, shall constitute a quorum. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting if it had been held at the time as originally fixed therefor.


SECTION 6               VOTING AT MEETINGS OF STOCKHOLDERS

Each stockholder shall be entitled to as many votes as he shall own full shares of stock in the Company and may vote the same in person or by proxy at each annual or special meeting of the stockholders, provided, however, that no stockholder shall be entitled to vote at any such meeting by proxy unless such proxy be in writing, signed by the stockholder or by his duly authorized attorney in fact, and filed with the Secretary of the Company no later than at the opening of such meeting, but no proxy shall be valid after eleven months from the date of the filing thereof with the Secretary, and the date of filing as endorsed thereon by the Secretary shall be conclusive. If deemed advisable by the Board of Directors with respect to any particular meeting of the stockholders, the Secretary shall mail, or cause to be mailed, to each stockholder a form of written proxy for use at such meeting, which form of proxy shall name as proxy a Committee designated by the Board of Directors and shall contain a blank space in which the stockholder may designate some other person or persons as proxy in place of such Proxy Committee. Where a proxy is to two or more, it may be voted by any one or more of the proxies so named, if present, and if the proxies so named disagree, then the vote shall be recorded as indicated by the majority of the proxies so present and voting, and if no majority can agree, then no vote shall be cast by such proxy. All proxies shall be checked and verified by the Secretary, who shall certify to the proxies on file with him at the opening of each annual or special meeting of the stockholders of this Company, and such certificate shall be conclusively deemed to be correct unless some stockholder shall file specific objections to some one or more, in which event the objection shall be disposed of by the stockholders present at such meeting in person and by the stockholders represented at such meeting by uncontested proxy in such manner as they may there agree upon.


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                                   ARTICLE II
                                   DIRECTORS

SECTION 1                       NUMBER OF DIRECTORS

The number of Directors shall be five.


SECTION 2                       ELECTION OF DIRECTORS

Each Director in office as of February 19, 1980, shall hold office until the expiration of the term for which he was elected or until his prior death, resignation or removal. Each Director elected or reelected after such date shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified or until his prior death, resignation or removal. Any vacancy in the Board of Directors, unless otherwise provided by law, may be filled by the affirmative vote of a majority of the Directors then in office, and such person shall serve until the next annual election of Directors or until his prior death, resignation or removal. The Board of Directors may elect a Chairman to preside at meetings of the Board and to assume any obligations and perform any duties imposed by these Bylaws or the Board of Directors of the Company, or as required by the laws of any state in which the Company is licensed to do business.


SECTION 3                       POWERS OF DIRECTORS

The Board of Directors shall direct the management of the business and affairs of the Company. They shall provide a suitable Home Office for the Company in the City of Stevens Point, and may provide such offices elsewhere as they may deem necessary. They shall fix the compensation of Directors. They shall, pursuant to Article I of the Articles of Organization, determine the kind and nature of hazards against which policyholders may be insured. They shall direct the investment of the reserve and surplus funds of the Company. They may grant such powers and assign such duties to Committees of the Board, to other Committees created by them, to the Chairman of the Board, or to the officers of the Company as the Board may from time to time deem advisable.
They may make rates for insurance or authorize any Committee of the Board or other Committee appointed by them or any officer or officers of the Company or any other person or persons, to determine the rates of insurance or the manner or method by which such rates shall be established. They may reinsure risks or classes of risks and may authorize any Committee of the Board or other Committee created by them or any officer or officers of the Company or any other person or persons, to reinsure risks or classes of risks and to enter into contracts in respect thereto. They may classify risks by kind, type or line of insurance or subdivision thereof, by the degree of hazard assumed or by any standard they may determine is fair and reasonable and may assign the risks into groups, divisions or classes. In addition to the duties and powers enumerated in these Bylaws, the Board of Directors shall have and may exercise all powers and duties necessary or incident to their office.


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SECTION 4                    MEETINGS OF DIRECTORS

Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors may from time to time determine. Special meetings of the Board of Directors shall be called whenever the Chairman of the Board, the President, a Vice President or any two Directors shall so request. At least forty-eight hours notice shall be given of such special meetings and such notice may be given in any manner whatsoever; but the action of a majority of the Board of Directors at any meeting shall be valid notwithstanding any defect in the notice for such meeting, and every Director shall for all purposes be deemed to have been duly notified of a meeting if he shall be present at such meeting or shall in writing waive notice thereof either before or after the meeting.


                                  ARTICLE III
                              EXECUTIVE COMMITTEE

SECTION 1                     ELECTION AND APPOINTMENT

The Board of Directors may elect an Executive Committee to be composed of three or more members of the Board, including the Chairman of the Board, if any. Members of the Executive Committee shall serve for a one-year term or until their successors are elected and qualified.


SECTION 2                            POWERS

In addition to the powers expressly conferred by these Bylaws, the Executive Committee shall have and exercise such powers and shall perform such duties as may be specified from time to time by resolution of the Board of Directors.


SECTION 3                           MEETINGS

Regular meetings of the Executive Committee shall be held at such times and places as the Committee may determine. Special meetings of the Executive Committee shall be called whenever any member of the Committee shall so request. Reasonable notice shall be given of such Special Meetings, but the action of a majority of the Executive Committee at any meeting shall be valid, notwithstanding any want of or defect in any such notice.


                                   ARTICLE IV
                               FINANCE COMMITTEE

SECTION 1                   ELECTION AND APPOINTMENT

The Board of Directors may elect a Finance Committee to be composed of three or more members of the Board, including the Chairman of the Board, if any.
Members of the Finance Committee shall serve for a one-year term or until their successors are elected and qualified.


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SECTION 2                         POWERS

The Finance Committee shall have control of the assets of the Company. It shall have charge of investing, managing, collecting, selling and otherwise disposing of the same, and the designation of depositories for the Company's funds. It shall have power to appoint one or more loan agents and to fix their salaries. It may, from time to time, borrow money for the use and benefit of the Company in such amount and on such terms as it shall in each case determine by resolution, and may authorize and direct designated officials to evidence such loans by the promissory note of the Company and to pledge as security for the payment thereof the assets and property specified in such resolution. To carry out these ends, it may do all such acts and things as it may deem necessary and proper.


SECTION 3                         MEETINGS

Regular meetings of the Finance Committee shall be held at such times and places as the Committee may determine. Special meetings of the Finance Committee shall be called whenever any member of the Committee shall so request. Reasonable notice shall be given of such Special Meetings, but the action of a majority of the Finance Committee at any meeting shall be valid, notwithstanding any want of or defect in any such notice.


SECTION 4                         REPORTS

The Finance Committee shall keep a record of its transactions, which record shall be available for inspection at any Regular or Special Meeting of the Executive Committee or Board of Directors.


                                   ARTICLE V
                                OTHER COMMITTEES

SECTION 1                  COMMITTEES OF THE BOARD

The Board of Directors, by resolution, may at any time elect or may authorize the Chairman of the Board or the President to appoint three or more Directors to constitute a Committee of the Board, and may confer such powers and impose such duties upon any such Committee as the Board may deem advisable. The Committee may elect a Chairman to preside at meetings of the Committee. Any such Committee shall make reports at such times and in such form and manner as the Board may require. Members of any such Committee shall serve at the pleasure of the Board of Directors, but in no event for a term longer than one year or until their respective successors are chosen and qualified. Pending the filling of any vacancy on such Committee, the remaining members shall exercise its functions.


SECTION 2                      OTHER COMMITTEES

The Board of Directors may by resolution provide for such Committees, not elsewhere herein provided for, as it may deem advisable and select the members thereof or provide for their selection. Each such Committee shall have such powers and perform such duties as the Board of Directors may from time to time prescribe.


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                                   ARTICLE VI
                       QUORUM OF DIRECTORS AND COMMITTEES

A quorum for the transaction of business at any meeting of the Board of Directors or at any meeting of the Executive Committee or Finance Committee shall consist of a majority of the Directors or members of such Committees, as the case may be, but less than a quorum may adjourn the meeting from time to time until a quorum shall be present.

Except as otherwise provided in the last preceding paragraph with respect to the Executive Committee and Finance Committee, a quorum for the transaction of business at any meeting of any Committee shall consist of a majority of the then members of the Committee, but less than a quorum may adjourn any such meeting from time to time until a quorum shall be present.


                                  ARTICLE VII
                                    OFFICERS

SECTION 1                      PRINCIPAL OFFICERS

The principal officers of the Company shall be a President, a Vice President, a Secretary and a Treasurer. The office of Treasurer may be combined with any other office. In addition, the Board of Directors may elect assistant officers.


SECTION 2                            ELECTION

The principal officers of the Company shall be elected annually by the Board of Directors at its first meeting following the annual stockholders meeting. Each principal officer shall hold office until a successor shall have been elected and qualified, or until the principal officer's prior death, resignation or removal. Any assistant officer elected by the Board of Directors shall hold office for a term not to exceed one year or until the assistant officer's prior death, resignation or removal.


SECTION 3                           PRESIDENT

The President shall, subject to the control of the Board of Directors, be responsible for supervising the day-to-day operations of the Company. The President shall have authority to sign, execute and acknowledge, on behalf of the Company, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Company's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or by the Board of Directors, the President may authorize the Vice President or any other officer or agent of the Company to sign, execute and acknowledge such documents or instruments in the President's place and stead. In addition, the President shall exercise all other powers and duties expressly conferred upon or assigned by these Bylaws or the Board of Directors, or as may be incident to the office of President.


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SECTION 4                         VICE PRESIDENT

In the absence of the President or in the event of the President's death, inability or refusal to act, or in the event that for any reason it shall be impractical for the President to act personally, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President may sign, with the Secretary, certificates for shares of the Company and shall perform such other duties and have such authority as may be delegated or assigned by the Board of Directors or the President. The execution of any instrument or document of the Company by the Vice President shall be conclusive evidence, as to third parties, of the Vice President's authority to act in the stead of the President.


SECTION 5                           SECRETARY

The Secretary shall: (a) keep the minutes of the meetings of the stockholders and of the Board of Directors; (b) provide any notice required by the provisions of the Articles of Organization or the Bylaws, or by the laws of any state in which the Company is licensed to do business; (c) act as custodian of the corporate records and of the corporate seal and arrange to have the seal affixed to all documents of which the execution, on behalf of the Company and under its seal, is duly authorized; (d) maintain a register of the Company's stockholders and stockholders' addresses; (e) sign, with the Chairman of the Board, the President or the Vice President, stock certificates which have been authorized by the Board of Directors; (f) maintain the stock transfer books of the Company; and (g) generally perform all duties incident to the office of Secretary and have such other duties and exercise such authority as may be delegated or assigned by the Board of Directors or the President.


SECTION 6                         TREASURER

The Treasurer shall: (a) maintain custody of and be responsible for all funds and securities of the Company and all accounting therefor; (b) be responsible for receiving and accounting for all monies due and payable to the Company from any source whatsoever, and arrange for deposit of all such monies in the name of the Company in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws; and (c) generally perform all duties incident to the office of Treasurer and have such other duties and exercise such authority as may be delegated or assigned by the Board of Directors or the President.

SECTION 7                       ASSISTANT OFFICERS

The Board of Directors may elect any person to act as an assistant officer. An assistant officer shall have the power to perform all the duties of the office to which he or she is so elected to be assistant, except as such power or duties may be otherwise defined or restricted by the Board of Directors.


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                                  ARTICLE VIII
                           RESIGNATIONS AND VACANCIES

Any Director may resign by giving written notice to the Board of Directors, the President or the Secretary. Vacancies in the Board of Directors or in any principal office, however occurring, shall be filled by the Board of Directors. The person chosen to fill any vacancy shall hold office for the unexpired term for which his or her predecessor was elected, except as otherwise provided by law or these Bylaws. The continuing Directors may act notwithstanding any vacancy on the Board, and all acts of the Board of Directors shall be valid notwithstanding any defect in the election or qualification of any Director.


                                   ARTICLE IX
                           RESERVES AND GUARANTY FUND

The Company shall maintain such reserves and guaranty funds as are required by law. The Board of Directors may, from time to time, by resolution provide for the establishment and maintenance of such additional reserves and guaranty funds, if any, as they may deem proper or as may be required by law.


                                   ARTICLE X
                            PARTICIPATION IN SURPLUS

Surplus accumulations on such contracts of life insurance as may be issued by the Company upon the participating basis shall be returned in accordance with the Laws of Wisconsin under the exclusive direction of the Board of Directors.


                                   ARTICLE XI
                             DISSOLUTION OF COMPANY

If, at any time, the Company shall be dissolved or cease to transact the business of insurance, then whatever shall remain in the way of assets, reserve funds or otherwise after the full payment of all losses, expenses and any other disbursements required by the laws of Wisconsin, shall be divided and distributed to the stockholders of the Company in proportion to their holdings unless otherwise required by the laws of Wisconsin.


                                  ARTICLE XII
                              STOCK TRANSFER BOOKS

Transfer of stock may be made in the manner and with the effect provided by law and shall be subject to any restrictions imposed thereon pursuant to Article IV of the Articles of Organization.

Stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or entitled to receive payment of any dividend, or when it is necessary to make a determination of stockholders for any other purpose shall be those stockholders registered on the stock transfer books of the Company at 4:30 p.m., standard time, at the location of the Home Office of the Company, on the fiftieth (50th) day prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.


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                                  ARTICLE XIII
                           BONDS AND INDEMNIFICATION

Officers and employees of the Company shall give fidelity bonds in such sums as the Board of Directors may require, these bonds to be paid for by the Company. Each Director and officer of the Company shall be indemnified by the Company against all costs and expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of his being or having been a Director or officer of the Company, whether or not he continues to be a Director or officer at the time of incurring such costs or expense, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of his duties as such Director or officer. The right of indemnification herein provided shall not be exclusive of other rights to which any Director or officer may be entitled as a matter of law or agreement.


                                  ARTICLE XIV
                                   AMENDMENTS

These Bylaws may be amended at any Regular or Special Meeting of the Board of Directors by a vote of the majority of the entire Board. These Bylaws may also be amended at any Regular or Special Meeting of the stockholders upon receiving the affirmative vote of the holders of at least the majority of the shares entitled to vote thereon, provided that a statement of the nature of the proposed amendment is included in the notice of such meeting of the stockholders.


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